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EXHIBIT 23
MICRON ELECTRONICS, INC.
CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the registration statements on Form S-8 (File No's. 33-63701, 333-94075, 333-94745, 333-4116) of
Micron Electronics, Inc., of our report dated September 29, 2000, relating to the consolidated financial statements and financial statement schedule, which appears in this Form 10-K.


                                        /s/  PricewaterhouseCoopers LLP


Boise, Idaho
September 29, 2000